UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2007

THE GOLDFIELD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL		32901
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (321) 724-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Renewal of Loan Agreements

On September 27, 2007, The Goldfield Corporation (the “Company”) and Branch Banking and Trust Company (the “Bank”) entered into two loan renewals. The two loan renewals are as follows:

(i) A renewal of a $3.0 million Loan Agreement (the “Working Capital Loan”) entered into by the parties on March 14, 2006 and renewed effective August 26, 2006, which was due and payable in full on August 26, 2007. The Bank extended the existing Working Capital Loan from August 26, 2007 until November 26, 2007, on the existing terms. Pursuant to the Working Capital Loan renewal, the Working Capital Loan will mature and all amounts due thereunder will be due and payable in full on November 26, 2008, unless extended by the Bank at its discretion. Pursuant to the Working Capital Loan renewal, until the Working Capital Loan matures, the Company must make monthly payments of interest to the Bank in arrears at interest rates determined and upon the terms and conditions as set forth in the Working Capital Loan renewal. Advances under the Working Capital Loan will bear interest at a rate per annum equal to One Month LIBOR (as defined in the Working Capital Loan) plus 1.800%, which will be adjusted monthly. All of the other terms of the Working Capital Loan and related ancillary agreements remain unchanged and are described in the Company’s previously filed Current Reports on Form 8-K dated August 26, 2005, July 15, 2005 and October 2, 2006. The Working Capital Loan provides the Company with a line of credit to be used for working capital, capital expenditures and general corporate purposes.

(ii) A renewal and modification of a $14.0 million Loan Agreement (the “Pineapple House Mortgage”) entered into by the parties on November 18, 2005, which would have been due and payable in full on November 18, 2007 with a principal balance now outstanding amounting to $6,292,199.15. Pursuant to the loan renewal, the Pineapple House Mortgage will mature and all amounts due thereunder will be due and payable in full on November 18, 2008, unless extended by the Bank at its discretion. Pursuant to the loan renewal, until the Pineapple House Mortgage matures, the Company must make monthly payments of interest to the Bank in arrears at interest rates determined and upon the terms and conditions as set forth in the Pineapple House Mortgage. Advances under the Pineapple House Mortgage will bear interest at a rate per annum equal to One Month LIBOR (as defined in the Pineapple House Mortgage) plus 1.850%, which will be adjusted monthly. All of the other terms of the Pineapple House Mortgage and related ancillary agreements remain unchanged and are described in the Company’s previously filed Current Report on Form 8-K dated November 22, 2005.

The foregoing descriptions of the Working Capital Loan and the Pineapple House Mortgage do not purport to summarize all of the provisions of these documents and are qualified in their entirety by reference to the Allonge of the Working Capital Loan filed as Exhibit 10.1 to this Current Report on Form 8-K, and to the description of the Working Capital Loan in the Company’s Current Reports on Form 8-K dated August 26, 2005, July 15, 2005 and October 2, 2006 and the related exhibits thereto, and to the Allonge of the Pineapple House Mortgage filed as Exhibit 10.2 to this Current Report on Form 8-K, the Mortgage Modification/Extension Agreement of the Pineapple House Mortgage filed as Exhibit 10.3 to this Current Report on Form 8-K and to the description of the Pineapple House Mortgage in the Company’s Current Report on Form 8-K dated November 22, 2005 and the related exhibits thereto, and each of the foregoing is incorporated herein by reference.

The Company also has a $6.0 million Loan Agreement (the “Real Estate Loan”) entered into by the Company and the Bank on August 26, 2005 and renewed on August 26, 2006, which was due and payable in full on August 26, 2007. The Bank extended the existing Real Estate Loan from August 26, 2007 until November 26, 2007, on the existing terms. The Company has determined that it will not renew the Real Estate Loan.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01 under the heading “Renewal of Loan Agreements,” the Company and the Bank entered into two renewals: the Renewal of the Working Capital Loan and the Renewal of the Pineapple House Mortgage. The Allonge of the Working Capital Loan filed as Exhibit 10.1 to this Current Report on Form 8-K, the description of the Working Capital Loan in the Company’s Current Reports on Form 8-K dated August 26, 2005, July 15, 2005 and October 2, 2006 and the related exhibits thereto, the Allonge of the Pineapple House Mortgage filed as Exhibit 10.2 to this Current Report on Form 8-K, the Mortgage Modification/Extension Agreement of the Pineapple House Mortgage filed as Exhibit 10.3 to this Current Report on Form 8-K and the description of the Pineapple House Mortgage in the Company’s Current Report on Form 8-K dated November 22, 2005 and the related exhibits thereto, are incorporated herein by reference. The description of the Real Estate Loan is included in the Company’s Current Reports on Form 8-K dated August 26, 2005 and October 2, 2006 and the related exhibits thereto, are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Description of Exhibit

10.1.	Allonge to Promissory Note of The Goldfield Corporation relating to Loans of up to $3.0 million.

10.2.	Allonge to Promissory Note of The Goldfield Corporation relating to Loans of up to $14.0 million.

10.3.	Mortgage Modification/Extension Agreement of The Goldfield Corporation relating to Loans of up to $14.0 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 28, 2007

The Goldfield Corporation

By:	/s/ Stephen R. Wherry
Stephen R. Wherry
Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary

EXHIBIT INDEX

  Exhibit No.           Description

10.1.	Allonge to Promissory Note of The Goldfield Corporation relating to Loans of up to $3.0 million.

10.2.	Allonge to Promissory Note of The Goldfield Corporation relating to Loans of up to $14.0 million.

10.3.	Mortgage Modification/Extension Agreement of The Goldfield Corporation relating to Loans of up to $14.0 million.